Exhibit 24.1

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, Total System Services, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (Registrant)
March 1, 2005	By:	/s/Philip W. Tomlinson
Philip W. Tomlinson,
Principal Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, Richard W. Ussery and Philip W. Tomlinson, and each of them, his true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons in the capacities and on the dates indicated.

/s/ James H. Blanchard James H. Blanchard,	Date: March 1, 2005
Director and Chairman of the
Executive Committee

/s/ Richard W. Ussery Richard W. Ussery,	Date: March 1, 2005
Chairman of the Board

/s/ Philip W. Tomlinson Philip W. Tomlinson,	Date: March 1, 2005
Principal Executive Officer
and Director

/s/ M. Troy Woods M. Troy Woods,	Date: March 1, 2005
President and Director

/s/ James B. Lipham James B. Lipham,	Date: March 1, 2005
Senior Executive Vice President, Treasurer,
and Principal Financial Officer

/s/ Dorenda K. Weaver Dorenda K. Weaver.	Date: March 1, 2005
Chief Accounting Officer
Richard Y. Bradley,	Date: ___, 2005
Director

/s/ Kriss Cloninger III Kriss Cloninger III,	Date: March 1, 2005
Director

/s/ G. Wayne Clough G. Wayne Clough,	Date: March 1, 2005
Director
Walter W. Driver, Jr.,	Date: ___, 2005
Director

/s/ Gardiner W. Garrard, Jr.	Date: March 1, 2005

Gardiner W. Garrard, Jr.,
Director

/s/ Sidney E. Harris Sidney E. Harris,	Date: March 1, 2005
Director

/s/John P. Illges, III John P. Illges, III,	Date: March 1, 2005
Director

/s/ Alfred W. Jones, III Alfred W. Jones III,	Date: March 1, 2005
Director
Date: ___, 2005
Mason H. Lampton,
Director

/s/ H. Lynn Page H. Lynn Page,	Date: March 1, 2005
Director

/s/ W. Walter Miller, Jr. W. Walter Miller, Jr.,	Date: March 1, 2005
Director

/s/ John T. Turner John T. Turner,	Date: March 1, 2005
Director

/s/ James D. Yancey James D. Yancey,	Date: March 1, 2005
Director

/s/ Rebecca K. Yarbrough Rebecca K. Yarbrough,	Date: March 1, 2005
Director